Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Fourth Quarter Results

NEW YORK, NY, February 26, 2015 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended December 31, 2014. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loans and other real estate related assets.

FOURTH QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$0.40 of Net Income per diluted common share(6)

•	$0.65 of Core Earnings per diluted common share(6)

•	Includes $0.07 of dollar roll income associated with the net position in agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

•	$0.60 per share common dividend declared

•	$20.13 net book value per share as of December 31, 2014 (1), net of the fourth quarter common dividend

•	17.7% economic return on equity for the year (14)

•	2.0% economic return on equity for the quarter, 7.9% annualized (14)

•	34.1% total stock return for the year, including price appreciation and reinvestment of dividends

	Q3 2014	Q4 2014
Summary of Operating Results:
GAAP Net Income Available to Common Stockholders	$19.0mm	$11.3mm
GAAP Net Income Available to Common Stockholders, per diluted common share (6)	$0.67	$0.40

Non-GAAP-Results:
Core Earnings	$17.8mm	$18.4mm
Core Earnings, per diluted common share (6)	$0.63	$0.65

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$3.7 billion investment portfolio value including net TBA position as of December 31, 2014 (2) (4)

•	55.4% Agency RMBS investment portfolio including net TBA position

•	44.6% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, mortgage loans and excess mortgage servicing rights

•	Hedge ratio at quarter end of 91% of Agency RMBS repo notional, or 51% of total financing (8)(15)

•	Hedge ratio at quarter end including net TBA position was 79% of Agency RMBS repo notional and 47% of total financing (8)(15)

•	In January, further reduced interest rate swap hedges in response to lower interest rate environment

•	8.8% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the fourth quarter, excluding net TBA position (5)

•	7.4% CPR on the Agency RMBS investment portfolio in January, excluding net TBA position(5)

•	4.17x “at risk” leverage including net TBA position and 3.85x leverage excluding net TBA position and 2.89% net interest margin excluding net TBA position as of December 31, 2014 (2) (3) (7)

•	Invested approximately $12.0mm of equity for the purchase of two residential loan pools
•	Together with Angelo Gordon private funds, MITT purchased approximately $19.1 mm of Non-Performing loans held in security form with $14.2 mm of associated financing.
•	Together with Angelo Gordon private funds, MITT purchased approximately $28.4 mm of Non-Performing loans with $21.3 mm of associated financing.
•	Completed a ReREMIC securitization, in which the senior tranche was sold to a third party while the Company retained the junior tranche; reduced short term recourse financing and simultaneously freed up capital.

“We are pleased with MITT’s performance during the fourth quarter, producing another solid quarter for our shareholders,” commented Jonathan Lieberman, President and Chief Investment Officer. “The investment team executed on several key objectives for MITT, including issuing a $0.60 dividend for a sixth consecutive quarter, producing core earnings above our dividend and executing on residential loan purchases.”

“Our deal flow and our capabilities continue to increase in the credit sector. MITT’s investment team continues to work hard at balancing risk, book value, and current earnings,” commented David Roberts, Chief Executive Officer.

KEY STATISTICS

($ in thousands)	December 31, 2014	Weighted Average for the Quarter Ended December 31, 2014
Investment portfolio including net TBA position (2) (4)	$3,692,590	$3,566,135
Investment portfolio excluding net TBA position	3,455,869	3,407,444
Repurchase agreements	2,779,625	2,832,545
Total financing (15)	3,054,643	2,965,100
Stockholders’ equity	732,675	730,592

Leverage ratio (7)	3.85x	3.88x
Hedge ratio - Total financing (8)(15)	51%	56%
Hedge ratio - Agency repo (8)	91%	97%

“At Risk” Leverage including net TBA position (7)	4.17x	4.06x
Hedge ratio - Total financing including net TBA position (8)(15)	47%	53%
Hedge ratio - Agency repo including net TBA position (8)	79%	90%

Yield on investment portfolio (9)	4.67%	4.54%
Cost of funds (10)	1.78%	1.75%
Net interest margin (3)	2.89%	2.79%
Management fees (11)	1.38%	1.39%
Other operating expenses (12)	1.83%	1.83%

Book value, per share (1)	$20.13
Undistributed taxable income, per common share (13)	$1.75
Dividend, per share	$0.60

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of December 31, 2014 (2):

($ in thousands)

	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield*
Agency RMBS:
20-Year Fixed Rate	$125,538	$6,010	$131,548	$133,743	2.8%
30-Year Fixed Rate	973,103	46,666	1,019,769	1,036,024	3.1%
Fixed Rate CMO	88,346	881	89,227	90,775	2.8%
Hybrid ARM	421,044	(888)	420,156	427,537	2.7%
Inverse Interest Only	359,129	(293,501)	65,628	68,988	8.8%
Interest Only	395,776	(344,763)	51,013	51,247	6.4%
Fixed Rate 30 Year TBA	225,000	10,240	235,240	236,721	N/A
Credit Investments:
Non-Agency RMBS	1,439,269	(194,381)	1,244,888	1,264,951	5.6%
ABS	67,696	(380)	67,316	66,693	5.6%
CMBS	272,210	(152,137)	120,073	122,860	7.7%
Interest Only	52,358	(46,425)	5,933	6,126	5.7%
Commercial Loans	72,800	(496)	72,304	72,800	8.6%
Residential Loans	163,727	(49,873)	113,854	113,497	9.4%
Excess Mortgage Servicing Rights	94,317	(93,679)	638	628	9.8%

Total	$4,750,313	$(1,112,726)	$3,637,587	$3,692,590	4.7%

*	Fixed Rate 30 Year TBA are excluded from this calculation.

As of December 31, 2014, the weighted average yield on the Company’s investment portfolio was 4.67% and its weighted average cost of funds was 1.78%. This resulted in a net interest margin of 2.89% excluding the net TBA position as of December 31, 2014. (3)

The Company had net realized losses of $(5.6) million, or $(0.20) per share, during the quarter ended December 31, 2014. Of this amount, $(6.6) million, or $(0.23) per share was from termination of interest rate swaps, $0.2 million, or $0.01 per share, was from credit investments, $(2.0) million, or $(0.08) per share, was from Agency RMBS and $2.8 million, or $0.10 per share, was from TBA gains. Of the $2.8 million, or $0.10 per share, from TBA gains, $2.1 million, or $0.07 per share, was included in core earnings as drop income.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(1.6) million, or $(0.06) per share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 3.3% as of December 31, 2014, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into repurchase agreements with 35 counterparties, under which it had debt outstanding with 24 counterparties as of December 31, 2014. Weighted average funding cost was 0.4% for Agency RMBS and 1.9% for credit investments. The investment portfolio is financed with repurchase agreements as of December 31, 2014 as summarized below:

($ in thousands)

Repurchase Agreements Maturing Within:*	Repo Outstanding	WA Funding Cost	WA Days to Maturity**	% Repo Outstanding
30 Days or Less	$2,067,279	0.80%	13	74.37%
31-60 Days	229,635	1.13%	43	8.26%
61-90 Days	58,366	1.34%	68	2.10%
Greater than 90 Days	424,345	2.10%	473	15.27%

Total / Weighted Average	$2,779,625	1.03%	87	100.00%

*	Numbers in table above do not include securitized debt of $39.8 million.
**	Our weighted average original days to maturity is 131 days.

The Company has entered into interest rate swap agreements to hedge its portfolio. The net TBA position is excluded from the derivative notional amount show below. The Company’s interest rate swaps as of December 31, 2014 are summarized as follows:

($ in thousands)

Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	80,000	0.86%	0.27%	2.68
2018	210,000	1.05%	0.23%	3.26
2019	350,000	1.39%	0.23%	4.59
2020	440,000	1.61%	0.23%	5.24
2022	50,000	1.69%	0.23%	7.68
2023	278,000	2.43%	0.23%	8.52
2024	38,000	2.75%	0.23%	9.18

Total/Wtd Avg	$1,446,000	1.62%	0.24%	5.47

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

As of December 31, 2014, 91% and 51% of the Company’s outstanding balance of repurchase agreements secured by Agency RMBS and total financing, respectively, was hedged excluding the net TBA positions. The hedge ratio including the net TBA position was 79% of repurchase agreements secured by Agency RMBS and 47% of total financing at December 31, 2014. (8)(15)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of December 31, 2014, the Company had undistributed taxable income of approximately $1.75 per share. (13)

DIVIDEND

On December 4, 2014, the Company’s board of directors declared the fourth quarter dividend of $0.60 per share of common stock that was paid on January 27, 2015 to stockholders of record as of December 18, 2014.

On November 12, 2014, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on December 17, 2014 to stockholders of record as of November 28, 2014.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s fourth quarter earnings conference call on February 27, 2015 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 9003669#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q4 2014 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on March 13, 2015. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 9003669#.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $27 billion under management. Currently, the firm’s investment disciplines encompass six principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate equity and debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations and (vi) multi-strategy hedge funds. Angelo, Gordon & Co. employs over 300 employees, including more than 120 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book value, deploying capital, the common and preferred stock offerings and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Real estate securities, at fair value:
Agency - $1,691,194,581 and $2,242,322,869 pledged as collateral, respectively	$1,808,314,746	$2,423,002,768
Non-Agency - $1,088,398,641 and $844,217,568 pledged as collateral, respectively	1,140,077,928	844,217,568
ABS - $66,693,243 and $71,344,784 pledged as collateral, respectively	66,693,243	71,344,784
CMBS - $96,920,646 and $93,251,470 pledged as collateral, respectively	100,520,652	93,251,470
Residential mortgage loans, at fair value - $73,407,869 and $0 pledged as collateral, respectively	85,089,859	—
Commercial loans, at fair value - $62,800,000 and $0 pledged as collateral, respectively	72,800,000	—
Investment in affiliates	20,345,131	16,411,314
Excess mortgage servicing rights, at fair value	628,367	—
Linked transactions, net, at fair value	26,695,091	49,501,897
Cash and cash equivalents	64,363,514	86,190,011
Restricted cash	34,477,975	3,575,006
Interest receivable	11,886,019	12,018,919
Receivable under reverse repurchase agreements	—	27,475,000
Derivative assets, at fair value	11,382,622	55,060,075
Other assets	10,543,072	1,246,842
Due from broker	4,586,912	1,410,720

Total Assets	$3,458,405,131	$3,684,706,374

Liabilities
Repurchase agreements	$2,644,955,948	$2,891,634,416
Securitized debt	39,777,914	—
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	—	27,477,188
Interest payable	2,461,494	3,839,045
Derivative liabilities, at fair value	8,608,209	2,206,289
Dividend payable	17,031,609	17,020,893
Due to affiliates	4,850,807	4,645,297
Accrued expenses	2,285,339	1,395,183
Taxes payable	1,743,516	1,490,329
Due to broker	4,015,152	30,567,000

Total Liabilities	2,725,729,988	2,980,275,640
Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,386,015 and 28,365,655 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	283,861	283,657
Additional paid-in capital	586,051,751	585,619,488
Retained earnings/(deficit)	(14,874,474)	(42,686,416)

Total Stockholders’ Equity	732,675,143	704,430,734

Total Liabilities & Stockholders’ Equity	$3,458,405,131	$3,684,706,374

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014
	Unaudited	Unaudited
Net Interest Income
Interest income	$35,153,380	$36,836,926	$141,573,188
Interest expense	6,747,312	5,803,681	26,497,398

	28,406,068	31,033,245	115,075,790

Other Income
Net realized gain/(loss)	(5,623,767)	(3,367,951)	3,637,954
Income/(loss) from linked transactions, net	1,485,473	3,314,068	12,503,516
Realized loss on periodic interest settlements of derivative instruments, net	(4,919,237)	(6,706,874)	(22,261,187)
Unrealized gain/(loss) on real estate securities and loans, net	19,916,461	(23,526,713)	72,480,056
Unrealized gain/(loss) on derivative and other instruments, net	(17,616,139)	21,764,006	(51,255,430)

	(6,757,209)	(8,523,464)	15,104,909

Expenses
Management fee to affiliate	2,532,626	2,492,835	10,089,239
Other operating expenses	3,351,249	3,064,603	11,874,427
Servicing fees	191,786	—	511,519
Equity based compensation to affiliate	68,910	64,464	291,131
Excise tax	375,000	91,688	1,783,539

	6,519,571	5,713,590	24,549,855

Income/(loss) before income tax benefit/(expense) and equity in earnings/(loss) from affiliates	15,129,288	16,796,191	105,630,844
Income tax benefit/(expense)	—	(262,858)	79,914
Equity in earnings/(loss) from affiliates	(474,857)	351,992	3,684,810

Net Income/(Loss)	14,654,431	16,885,325	109,395,568

Dividends on preferred stock	3,367,354	3,367,354	13,469,416

Net Income/(Loss) Available to Common Stockholders	$11,287,077	$13,517,971	$95,926,152

Earnings/(Loss) Per Share of Common Stock
Basic	$0.40	$0.48	$3.38
Diluted	$0.40	$0.48	$3.37
Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,386,015	28,365,655	28,379,782
Diluted	28,408,192	28,366,267	28,424,168

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such, including securities underlying linked transactions, investments held in affiliated entities and derivatives. As defined, Core Earnings include the net interest earned on these transactions on a yield adjusted basis, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn or pay net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended December 31, 2014, the three months ended December 31, 2013, and the year ended December 31, 2014 is set forth below:

($ in thousands)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014
Net Income/(loss) available to common stockholders	$11,287	$13,518	$95,926
Add (Deduct):
Net realized (gain)/loss	5,624	3,368	(3,638)
Tax (benefit)/expense related to realized gain	—	311	(80)
Drop income	2,059	—	3,514
(Income)/loss from linked transactions, net	(1,485)	(3,314)	(12,503)
Net interest income on linked transactions	2,038	3,375	9,551
Equity in (earnings)/loss from affiliates	475	(352)	(3,685)
Net interest income from equity method investments	725	400	1,897
Unrealized (gain)/loss on real estate securities and loans, net	(19,916)	23,527	(72,480)
Unrealized (gain)/loss on derivative and other instruments, net	17,616	(21,764)	51,255

Core Earnings	$18,423	$19,069	$69,757

Core Earnings, per Diluted Share	$0.65	$0.67	$2.45

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on the balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate securities through affiliated entities, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets and repurchase financings consistently with all other investments and financings. Lastly, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail. NIM also excludes our net TBA position.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, net TBA position, Non-Agency RMBS, ABS, CMBS, mortgage loan assets, and excess mortgage servicing rights, including linked transactions, and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including the net TBA positions as Agency RMBS and linked transactions and assets owned through investments in affiliates as credit investments, by the total investment portfolio. The weighted average investment portfolio for the quarter is calculated by weighting the cost of our investments during the quarter.
(5)	This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Our net TBA position is excluded from CPR calculation.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average financing, including repurchase agreements accounted for as linked transactions and those through affiliated entities for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total financing, including repurchase agreements accounted for as linked transactions and those through affiliated entities, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end. “At Risk” Leverage includes the components of “leverage” plus our net TBA position (at cost) of $235.2 million. See footnote (15) for further detail.
(8)

The hedge ratio during the quarter was calculated by dividing our daily weighted average swap notionals, net short positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, for the period by either our daily weighted average total financing or daily weighted average repurchase agreements secured by Agency RMBS, as indicated. The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net short positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values as applicable, by either total financing or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades as indicated. The hedge ratios including the net TBA position are calculated as previously stated plus an additional $235.2 million of our at risk TBA position (at cost) added to either total financing or repurchase agreements secured by Agency RMBS.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average investment portfolio. This calculation excludes cash held by the Company and our net TBA position.
(10)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and net interest settlements on all derivative instruments and dividing that sum by our daily weighted average financing for the period. The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps and net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements and securitized debt outstanding at quarter end. The cost of funds excludes our net TBA position.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end.
(14)	The economic return on equity for the quarter represents the increase in net book value per share from prior period, plus the dividend declared in the current period, divided by prior period’s net book value per share.
(15)	Total financing at quarter end, and when shown, daily weighted average, includes repurchase agreements inclusive of repurchase agreements accounted for as linked transactions and those through affiliated entities, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet, securitized debt and our net TBA position.